UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 4, 2021

CELSIUS HOLDINGS, INC.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

001-34611	20-2745790
(Commission File Number)	(IRS Employer Identification No.)

2424 N Federal Highway, Suite 208, Boca Raton, Florida 33431

(Address of principal executive offices and zip code)

(561) 276-2239

(Registrant’s telephone number including area code)

Former Name or Former Address (If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	CELH	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

When used in this Current Report on Form 8-K, unless otherwise indicated, the terms “the Company,” “Celsius,” “we,” “us” and “our” refer to Celsius Holdings, Inc. and its subsidiaries.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 4, 2021, the Company filed with the Secretary of State of the State of Nevada, Certificates of Withdrawal (the “Certificates of Withdrawal”) of the Certificates of Designation previously filed with the Secretary of State with respect to the Company’s (i) Series A Convertible Preferred Stock, (ii) Series B Convertible Preferred Stock, (iii) Series C Convertible Preferred Stock, and (iv) Series D Convertible Preferred Stock, each par value $0.001 per share (together, the “Previously Designated Series”). At the time of the filing of the Certificates of Withdrawal, no shares of any of the Previously Designated Series were outstanding. The Certificates of Withdrawal were effective upon filing, and eliminated from our Articles of Incorporation all matters set forth in the previously-filed Certificates of Designation with respect to the Previously Designated Series. As a result, the Company currently has no designated series of preferred stock.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

3.1	Certificate of Withdrawal of Designation of Series A Convertible Preferred Stock

3.2	Certificate of Withdrawal of Designation of Series B Convertible Preferred Stock

3.3	Certificate of Withdrawal of Designation of Series C Convertible Preferred Stock

3.4	Certificate of Withdrawal of Designation of Series D Convertible Preferred Stock

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELSIUS HOLDINGS, INC.

Date: June 7, 2021	By:	/s/ John Fieldly
John Fieldly, Chief Executive Officer

3